MANAGEMENT CONSULTANT AGREEMENT

This Management Consultant Agreement (the "Agreement") is made and entered into effective as of the 1st day of October, 2004 (the "Effective Date"), between RANCHO SANTA MONICA DEVELOPMENTS INC., a Nevada corporation, (the "Company") and ANGELA MANETTA (the “Consultant”).

WHEREAS:

A.            The Company intends to engage in the business of acquiring and developing recreational real estate properties.

B.           The Company desires to retain the Consultant to act as Vice-President of the Company and to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C.           The Consultant has agreed to act as Vice-President of the Company and to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.           DEFINITIONS

1.1          The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)	"Consultant Fee" shall mean the consultant fee payable to the Consultant at the rate set forth in Section 5.1;

(b)	"Board" shall mean the Board of Directors of the Company;

(c)	"Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the date of the termination of this Agreement.

2.           ENGAGEMENT AS A CONSULTANT

2.1          The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

3.           TERM OF THIS AGREEMENT

3.1          The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on December 31, 2004, unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended by the Board of Directors of the Company.

4.           CONSULTANT SERVICES

4.1          The Consultant agrees to act as Vice-President of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)	assisting the Company in acquiring property and developing its business plans;

(b)	reporting directly to board of directors of Company;

(c)
performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the President of the Company in the Consultant’s capacity as Vice- President, provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

4.2          The Consultant shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of her duties as Vice-President, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.3          The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

5.           CONSULTANT FEE

5.1          During the term of this Agreement, the Company shall pay the Consultant a consultant fee in consideration of the provision of the Consulting Services equal $1,800 US per month (the "Consultant Fee").

6.           STOCK OPTIONS

6.1          The Consultant may be granted, subject to the approval of the Company’s board of directors, incentive stock options to purchase shares of the Company’s common stock in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine.

7.           REIMBURSEMENT OF EXPENSES

7.1          The Company will pay to the Consultant, in addition to the Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

8.           TERMINATION

8.1          The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant of her material obligations or agreements under this Agreement; or

(c)	the Consultant’s refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

8.2          The Consultant may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty days of the date of delivery of notice of default.

8.3          On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

9.           PROPRIETARY INFORMATION AND DEVELOPMENTS

9.1          The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

10.          RELIEF

10.1         The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 9 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

11.          PARTIES BENEFITED; ASSIGNMENTS

11.1         This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

12.          NOTICES

12.1         Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12. Notices shall be deemed given when delivered.

13.          GOVERNING LAW

13.1         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and each party hereto adjourns to the jurisdiction of the courts of the Province of British Columbia.

14.          REPRESENTATIONS AND WARRANTIES

14.1         The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of her duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of her duties under this Agreement.

15.          MISCELLANEOUS

15.1         This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2         This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3          No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4          A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5          This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6          The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7          The Consultant acknowledges and agrees that O'Neill Law Group PLLC has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

15.8          This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

RANCHO SANTA MONICA DEVELOPMENTS INC. by its authorized signatory:

/s/ Graham Alexander
Signature of Authorized Signatory

Graham Alexander
Name of Authorized Signatory

President, Director
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED BY ANGELA MANETTA in the presence of:

/s/ Signed
Signature of Witness

2238 Fraser Ave	/s/ Angela Manetta
Address of Witness	ANGELA MANETTA

Port Coquitlam, BC V3B 1N9